Exhibit 10.1


                       THE PEOPLES BANCTRUST COMPANY, INC.
                       KEY EMPLOYEE RESTRICTED STOCK PLAN


        1. Purpose. The purpose of the Key Employee Restricted Stock Plan (the "Plan") of The Peoples Banctrust Company, Inc. ("Peoples") is to attract, retain and motivate key employees of Peoples and its subsidiaries (collectively, the "Company") and to strengthen the mutuality of interests between such employees and Peoples' shareholders through grants of restricted shares of common stock, $.10 par value per share, of Peoples (the "Common Stock"), on terms determined under the Plan. The shares of Common Stock issued hereunder and subject to restrictions shall be referred to herein as "Restricted Stock". As used in the Plan, the term "subsidiary" means any corporation of which Peoples owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

        2.  Administration.

            2.1 Administrators. The Plan shall be administered by the Compensation Committee of the Board of Directors of Peoples (the "Committee").

            2.2 Authority. The Committee shall have plenary authority to award Restricted Stock under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Restricted Stock (the "Restricted Stock Agreements") and to make any other determinations that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.

        3. Eligible Participants. Key employees of the Company shall become eligible to receive Restricted Stock under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. Unless and until the Plan is approved by the shareholders of the Company, the Committee may offer Restricted Stock only as an inducement material to an individual's entering into employment as a key employee of the Company.

        4.  Shares Subject to the Plan.

            4.1     Number of Shares.  Subject to  adjustment  as  provided  in
        Section 6.3, a total of 6,000 shares of Common Stock are authorized to be issued as Restricted Stock under the Plan. In the event that shares of Restricted Stock are issued under the Plan and thereafter are forfeited such forfeited shares may again be issued under the Plan.

            4.2 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.


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        5.  Restricted Stock.

            5.1 Grant of Restricted Stock. The Committee may offer shares of Restricted Stock as a material inducement to prospective key employees as the Committee determines pursuant to the terms of Section 3. Any such grant shall not be effective until employment of such key employee commences. An award of Restricted Stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine. An award of Restricted Stock may also be subject to the attainment of specified performance goals or targets.

            5.2 The Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the shares of Restricted Stock shall be restricted (the "Restricted Period"). During the Restricted Period, the Restricted Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered. Each award of Restricted Stock may have a different Restricted Period.

            5.3 Escrow. The participant receiving Restricted Stock shall enter into a Restricted Stock Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of Restricted Stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in The Peoples Banctrust Company, Inc. Key Employee Restricted Stock Plan (the "Plan"), and an agreement entered into between the registered owner and the Company thereunder. A copy of the Plan and the agreement is on file at the principal office of the Company.

            5.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Restricted Stock Agreement.

            5.5 Forfeiture. In the event of the forfeiture of any shares of Restricted Stock under the terms provided in the Restricted Stock Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Restricted Stock Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to
        Section 6.3 due to a recapitalization, merger or other change in capitalization.

            5.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.


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            5.7     Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Restricted Stock Agreement, each participant receiving Restricted Stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

        6.  General.

            6.1 Duration. Subject to Section 6.7, the Plan shall remain in effect until all shares of Restricted Stock authorized to be issued under the Plan have been issued and all restrictions imposed on shares of Restricted Stock in connection with their issuance under the Plan have lapsed.

            6.2 Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of the issuance of any shares of Restricted Stock require the recipient of the Restricted Stock, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the shares of Restricted Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that prior notification to, or the listing, registration or qualification (or any updating of any such document) of any shares of Restricted Stock is necessary on, The Nasdaq Stock Market or any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Restricted Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Restricted Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such notice, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            6.3 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares of Restricted Stock still subject to restrictions, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including issued shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the shares of Restricted Stock shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.


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            6.4     Restricted  Stock  Agreements.  The terms of each Restricted
        Stock grant shall be stated in an agreement approved by the Committee. The Committee has complete authority to modify the terms of a Restricted Stock grant by means of an amendment to the Restricted Stock Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Restricted Stock Agreement.

            6.5     Withholding.

                  A. The  Company  shall  have the  right to  withhold  from any shares of Restricted Stock or to collect as a condition of the release of restrictions on Restricted Stock any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Restricted Stock, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                  B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any grant of Restricted Stock that the right to make Elections shall not apply to such grant. If a participant makes an election under
            Section 83(b) of the Internal Revenue Code with respect to shares of Restricted Stock, an Election is not permitted to be made.

            6.6 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

            6.7 Amendments to or Termination of the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

            6.8 Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be the closing sale price on The Nasdaq Stock Market or any securities exchange on the date of reference for a share of the Common Stock, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock.

            6.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent that federal law shall be deemed to apply.


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